EXHIBIT 1.7

CERTIFICATION PURSUANT TO

18 U.S.C. SECTIONS 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Development Capital Group, Inc.., (the "Company") on Form 10-Q for the quarterly period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Viktoriya Korobkina the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Development Capital Group, Inc.

Date: February 5, 2013	By:	/s/
Viktoriya Korobkina Chief Financial Officer